UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 28, 2015
(Date of earliest event reported)

FEDERATED NATIONAL HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 N.W. 14th Street, Suite 180
Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 293-2532

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

This Form 8-K is filed to update disclosures previously provided by Federated National Holding Company (the “Company”) in its Current Report on Form 8-K, as amended, filed June 8, 2015 and in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015,  filed August 10, 2015 regarding the Company’s steps to comply with the cease and desist order dated May 19, 2015 (the “C&D”) from the Florida Office of Insurance Regulation (the “Florida OIR”) relating to the Company’s use of analytic modeling to assist it in underwriting its insurance products.

 In compliance with the C&D, the Company’s wholly owned insurance subsidiary, Federated National Insurance Company (“FNIC”), submitted to the Florida OIR the necessary filing to enable the Florida OIR to review and approve the Company’s analytic models, and has engaged in significant dialog with the Florida OIR with respect thereto.  To address certain comments received from the Florida OIR, FNIC will be withdrawing its filing and anticipates re-filing it in the near future.  While this review process is ongoing, FNIC continues to rely on its current filed and approved rule-based underwriting to manage all new and existing business.  The Company cannot predict at this time the outcome of the Florida OIR’s review of the amended filing or whether any restrictions, fees or fine will be imposed by the Florida OIR as it relates to the prior use of analytics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED NATIONAL HOLDING COMPANY

Date: August 28, 2015	By: /s/ Peter J. Prygelski, III
Name: Peter J. Prygelski, III
Title: Chief Financial Officer (Principal Accounting and Financial Officer)